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                                                                    EXHIBIT 5.01

                                                     November 7, 1996



Brandywine Realty Trust
16 Campus Boulevard
Newtown Square, Pennsylvania 19073

Gentleman:

                  We have acted as counsel to Brandywine Realty Trust, a Maryland real estate investment trust (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a registration statement (the "Registration Statement") of the Company on Form S-11 (No. 333-13969) under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the proposed issuance and sale by the Company to the public of up to 3,700,000 common shares of beneficial interest, par value $.01 per share ("Common Shares"), of the Company (the "Firm Shares"), as well as the issuance and sale by the Company of up to an additional 555,000 Common Shares (the "Option Shares") to cover over-allotments.

                  In connection with this opinion, we have examined the originals or copies, certified or otherwise identified to our satisfaction, of the Declaration of Trust and the By-Laws of the Company, as amended to date, resolutions of the Company's Board of Trustees and such other documents and trust records relating to the Company, and the proposed issuance and sale of the Firm Shares and Option Shares, as we have deemed appropriate. Insofar as this opinion relates to matters of Maryland law, we have relied exclusively upon the opinion of Ballard Spahr Andrews & Ingersoll addressed to us, dated November 6, 1996.

                  On the basis of the foregoing, we are of the opinion that the Firm Shares and the Option Shares, when sold in




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Brandywine Realty Trust
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November 7, 1996

accordance with the Underwriting Agreement attached as an exhibit to the Registration Statement, will be legally issued, fully paid and non-assessable.

                  We hereby consent to the reference to our firm under the caption "Legal Matters" in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. Such consent does not constitute a consent under Section 7 of the Act, since we have not certified any part of such Registration Statement and we do not otherwise come within the categories of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                                 Very truly yours,

                                                 PEPPER, HAMILTON & SCHEETZ


                                                 By: /s/ Michael H. Friedman
                                                     -----------------------
                                                            A Partner